UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Franchise Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

July 28, 2023

Dear Fellow Stockholder:

According to our latest records, we have not yet received your vote with respect to the important Special Meeting of Stockholders of Franchise Group, Inc. to be held on August 17, 2023. The Board of Directors unanimously recommends voting FOR all proposals presented at the Special Meeting in connection with the proposed merger with Freedom VCM, Inc.

To ensure that your shares are represented at the meeting, please vote TODAY via the Internet, by telephone or by signing, dating and returning the hard-copy proxy card or voting instruction form. If you received this letter by email you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Matthew Avril

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT:

If you have any questions about the Special Meeting or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-8129